UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2013

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2013, Hines REIT El Segundo LP and Hines REIT One Wilshire LP, subsidiaries of Hines REIT Properties, L.P. (the "Operating Partnership"), which is a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT"), entered into a contract with GI TC One Wilshire, LLC, (the "Purchaser") to sell the Raytheon and DIRECTV buildings and One Wilshire. The Raytheon and DIRECTV buildings comprise of a two-building office complex in the South Bay submarket in El Segundo, California, and One Wilshire is a 30-story office building and retail space with a subterranean parking garage located in Los Angeles, California. The Purchaser is not affiliated with Hines REIT or its affiliates.

The aggregate net contract sale price for the Raytheon, DIRECTV and One Wilshire buildings is expected to be approximately $550.0 million, exclusive of transaction costs and closing prorations. Hines REIT originally acquired its interest in the Raytheon and DIRECTV buildings in March 2008 for $120.0 million and acquired its interest in One Wilshire in August 2007 for $287.0 million. Hines REIT expects the closing of this sale to occur in June 2013, but the closing date could be extended to September 2013 under certain circumstances. The Purchaser is expected to fund an earnest money deposit in the sum of $35.0 million on or before May 20, 2013. There is no guarantee that this sale will be consummated.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
10.1 Purchase and Sale Agreement, dated as of May 14, 2013, by and between Hines REIT El Segundo LP, Hines REIT One Wilshire LP and GI TC One Wilshire, LLC.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential sale of the properties described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to materially from those in the forward-looking statements include the risk associated with the possibility that the Purchaser may determine not to close on the acquisition, and other risks described in the “Risk Factors” section of Hines REIT’s Annual Report on Form 10-K for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

May 16, 2013	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of May 14, 2013, by and between Hines REIT El Segundo LP, Hines REIT One Wilshire LP and GI TC One Wilshire, LLC